     As filed with the Securities and Exchange Commission on April 3, 2003.

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                        Philadelphia Suburban Corporation
             (Exact name of registrant as specified in its charter)

        Pennsylvania                                         23-1702594
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                          Identification No.)

                                 ---------------

                             762 W. Lancaster Avenue
                            Bryn Mawr, PA 19010-3489
                                 (610) 527-8000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                                  Roy H. Stahl
                        Philadelphia Suburban Corporation
        Executive Vice President, General Counsel and Corporate Secretary
                             762 W. Lancaster Avenue
                            Bryn Mawr, PA 19010-3489
                                 (610) 527-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                                   Copies to:
                               Stephen A. Jannetta
                                Richard A. Silfen
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                      Philadelphia, Pennsylvania 19103-2921
                                 (215) 963-5000

                                 ---------------

    Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462 under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                      ---------------
                                              CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
                                                           Proposed Maximum     Proposed Maximum
      Title of Each Class of             Amount to          Offering Price          Aggregate               Amount Of
    Securities To Be Registered         be Registered          Per Unit          Offering Price          Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.50  per
  share (1)......................
Preferred Stock, par value $ 1.00
  per share......................
Common Stock Purchase Contracts (2)
Common Stock Purchase Units (2)..
Depositary Shares(3).............
Debt Securities..................
Total(7).........................      $250,000,000 (4)     100% (4)(5)        $250,000,000 (4)(5)(6)         $20,225
---------------------------------------------------------------------------------------------------------------------------

(1) Includes rights to purchase shares of our Series A Junior Participating Preferred Stock pursuant to the Rights Agreement dated March 1, 1998. No separate consideration is paid for these rights and, as a result, the registration fee for these rights is included in the fee for the common stock.
(2) Represents contracts entitling or obligating holders to purchase from the Registrant, and for the Registrant to sell to the holders, a specified number or amount of shares of common stock at a future date or dates. The common stock purchase contracts may be issued separately or as a part of a common stock purchase unit, consisting of a common stock purchase contract and a security or other asset as security for the holder's obligation to purchase the common stock under the common stock purchase contract.
(3) Represents depositary shares, evidenced by depositary receipts, issued pursuant to a deposit agreement. In the event the Registrant issues fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to purchasers of such fractional interests, and such shares of preferred stock will be issued to a depositary under the terms of a deposit agreement.
(4) Represents an indeterminate number or aggregate principal amount of the securities being registered for issuance at various times and at indeterminate prices, with an aggregate public offering price not to exceed $250,000,000 or the equivalent thereof in one or more currencies, foreign currency units or composite currencies. Such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount or liquidation value of any shares of preferred stock.
(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(6) Exclusive of accrued interest, distributions and dividends, if any.
(7) This registration statement also registers such indeterminate amounts of securities as may be issued upon conversion, exercise or settlement of, or in exchange for, the securities registered hereunder and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, such indeterminable number of shares as may be issued from time to time as a result of anti-dilution provisions thereof or upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. No securities described in this prospectus can be sold until the registration statement that we filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities, nor is it a solicitation of an offer to buy the securities in any state where an offer or sale of the securities is not permitted.


                   Subject to Completion, dated April 3, 2003
Prospectus

                                  $250,000,000

                        PHILADELPHIA SUBURBAN CORPORATION

                                  Common Stock
                                 Preferred Stock
                         Common Stock Purchase Contracts
                           Common Stock Purchase Units
                                Depositary Shares
                                 Debt Securities

                               -----------------

         This prospectus relates to common stock, preferred stock, common stock purchase contracts, common stock purchase units, depositary shares and debt securities that Philadelphia Suburban Corporation may sell from time to time in one or more offerings. The aggregate public offering price of the securities we may sell in these offerings will not exceed $250,000,000. This prospectus will allow us to issue securities over time. We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this document. You should read this prospectus and each applicable prospectus supplement carefully before you invest.

         Our common stock is listed on the New York Stock Exchange and the Philadelphia Stock Exchange under the symbol "PSC." The last reported sale price of our common stock on the New York Stock Exchange on April 2, 2003 was $22.32 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

         Investing in our securities involves risk. See "Risk Factors" beginning on page 5 of this prospectus. You should read carefully this document and any applicable prospectus supplement before you invest.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                               -----------------

                The date of this prospectus is            , 2003.

                                TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
About this Prospectus...........................................................................................    1
Forward-Looking Statements......................................................................................    2
Philadelphia Suburban Corporation...............................................................................    4
Risk Factors....................................................................................................    5
Use of Proceeds.................................................................................................    8
Certain Ratios..................................................................................................    8
Description of Capital Stock....................................................................................    9
Description of Depositary Shares................................................................................   12
Description of Debt Securities..................................................................................   13
Description of Common Stock Purchase Contracts and Common Stock Purchase Units..................................   21
Plan of Distribution............................................................................................   22
Where You Can Find More Information.............................................................................   24
Legal Matters...................................................................................................   25
Experts.........................................................................................................   25

                               -----------------


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, from time to time, sell common stock, preferred stock, common stock purchase contracts, common stock purchase units, depositary shares and debt securities in one or more offerings. The aggregate public offering price of the securities we sell in these offerings will not exceed $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information" before you decide whether to invest in the securities.

         The registration statement (including the exhibits) of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC. The registration statement and the reports can be read at the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

         You should rely only upon the information contained in, or incorporated into, this prospectus and the applicable prospectus supplement that contains specific information about the securities we are offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

         Except as otherwise provided in this prospectus, unless the context otherwise requires, references in this prospectus to "we," "us" and "our" refer to Philadelphia Suburban Corporation and its direct and indirect subsidiaries. In addition, references to Pennsylvania Suburban Water refer to our wholly-owned subsidiary, Pennsylvania Suburban Water Company, and its subsidiaries, and references to Consumers Water refer to our wholly-owned subsidiary, Consumers Water Company, and its subsidiaries. To understand our offering of these securities fully, you should read this entire document carefully, including particularly the "Risk Factors" section and the documents identified in the section titled "Where You Can Find More Information", as well as the applicable prospectus supplement that contains specific information about the securities we are offering.

                           FORWARD-LOOKING STATEMENTS

         Certain statements in this prospectus, or incorporated by reference in this prospectus, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 made based upon, among other things, our current assumptions, expectations and beliefs concerning future developments and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward-looking statements where statements are preceded by, followed by or include the words "believes," "expects," "anticipates," "plans" or similar expressions. Forward-looking statements in this prospectus and any related prospectus supplement, or incorporated by reference in this prospectus and any related prospectus supplement, include, but are not limited to, statements regarding:

         o  projected capital expenditures and related funding requirements;

         o developments and trends in the water and wastewater utility industries;

         o  dividend payment projections;

         o opportunities for future acquisitions and success of pending acquisitions;

         o  the capacity of our water supplies and facilities;

         o the development of new services and technologies by us or our competitors;

         o  the availability of qualified personnel;

         o  general economic conditions;

         o  acquisition-related costs and synergies; and

         o the forward-looking statements contained under the heading "Forward-Looking Statements" in the section entitled "Management's Discussion and Analysis" from the portion of our 2002 Annual Report to Shareholders incorporated by reference herein and made a part hereof.

         Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to:

         o changes in general economic, business and financial market conditions;

         o changes in government regulations and policies, including environmental and public utility regulations and policies;

         o changes in environmental conditions, including those that result in water use restrictions;

         o  abnormal weather conditions;

         o  changes in capital requirements;

         o  changes in our credit rating;

         o our ability to integrate businesses, technologies or services which we may acquire;

         o  our ability to manage the expansion of our business;

         o the extent to which we are able to develop and market new and improved services;

         o  the effect of the loss of major customers;

         o our ability to retain the services of key personnel and to hire qualified personnel as we expand;

         o  unanticipated capital requirements;

         o increasing difficulties in obtaining insurance and increased cost of insurance;

         o cost overruns relating to improvements or the expansion of our operations; and

         o  civil disturbance or terroristic threats or acts.

         Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, the documents that we incorporate by reference in this prospectus and any applicable prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

                        PHILADELPHIA SUBURBAN CORPORATION

         Philadelphia Suburban Corporation is the holding company for regulated utilities providing water or wastewater services to approximately 2.0 million people in Pennsylvania, Ohio, Illinois, New Jersey, Maine and North Carolina. Our customer base is diversified among residential, commercial and industrial water customers and wastewater customers. Residential customers make up the largest component of our customer base, representing approximately two-thirds of our total water revenues.

         Our two primary subsidiaries are Pennsylvania Suburban Water Company, a regulated public utility that provides water or wastewater services to approximately 1.3 million residents in the suburban areas north and west of the City of Philadelphia and in 18 other counties in Pennsylvania, and Consumers Water Company, a holding company for several regulated public utility companies that provide water or wastewater service to approximately 700,000 residents in various communities in Ohio, Illinois, New Jersey and Maine. Other of our smaller subsidiaries provide water or wastewater services in parts of Pennsylvania, North Carolina and Ohio. Some of our subsidiaries provide wastewater services to a population of approximately 40,000 people in Pennsylvania, Illinois, New Jersey and North Carolina. In addition, we provide water and wastewater service to approximately 45,000 people through operating and maintenance contracts with municipal authorities and other parties close to our operating companies' service territories. We are the largest U.S.-based investor-owned water utility based on number of customers.

         We believe that acquisitions will continue to be an important source of growth for us. In 1999, we acquired Consumers Water Company which added approximately 245,000 customers to our customer base in five states. Exclusive of the Consumers Water Company acquisition, we have completed 92 acquisitions or other growth ventures during the five years ended December 31, 2002 adding approximately 75,400 customers to our customer base. We entered into a purchase agreement with DQE, Inc. and AquaSource, Inc. dated July 29, 2002, as amended by Amendment No. 1 dated March 4, 2003, pursuant to which we agreed to acquire four operating water and wastewater subsidiaries of AquaSource, Inc. and assume selected, integrated operating and maintenance contracts and related assets. The purchase agreement provides for a target cash purchase price of approximately $205 million subject to various adjustments. If the transaction is completed, we will purchase operating utilities, including assets and franchises that serve approximately 130,000 water and wastewater customer accounts in 11 states, and selected water and wastewater operating contracts that serve approximately 40,000 customers in seven of these states. We are actively exploring other opportunities to expand our utility operations through acquisitions and otherwise.

         With more than 50,000 community water systems and approximately 16,000 wastewater systems in the United States, the water industry is the most fragmented of the major utility industries (i.e., the telephone, natural gas, electric and water industries). We believe that there are many potential water and wastewater system acquisition candidates. We believe the factors driving consolidation of these systems are:

         o  the benefits of economies of scale;

         o  increasingly stringent environmental regulations;

         o  the need for capital investment; and

         o  the need for technological and managerial expertise.

         Our principal executive office is located at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3489, and our telephone number is 610-527-8000. Our website may be accessed at www.suburbanwater.com. Neither the contents of our website, nor any other website that may be accessed from our website, is incorporated in or otherwise considered a part of this prospectus.

                                  RISK FACTORS

         You should carefully consider the following risk factors and the section entitled "Forward-Looking Statements" before you decide to buy our securities.

Our business requires significant capital expenditures and the rates we charge our customers are subject to regulation. If we are unable to obtain government approval of our requests for rate increases, or if approved rate increases are untimely or inadequate to cover our investments, our profitability may suffer.

         The water utility business is capital intensive. On an annual basis, we spend significant sums for additions to or replacement of property, plant and equipment. Our ability to maintain and meet our financial objectives is dependent upon the rates we charge our customers. These rates are subject to approval by the public utility commissions of the states in which we operate. We file rate increase requests, from time to time, to recover our investments in utility plant and expenses. Once a rate increase petition is filed with a public utility commission, the ensuing administrative and hearing process may be lengthy and costly. The timing of our rate increase requests are therefore partially dependent upon the estimated cost of the administrative process in relation to the investments and expenses that we hope to recover through the rate increase to the extent approved. We can provide no assurances that any future rate increase request will be approved by the appropriate state public utility commission; and, if approved, we cannot guarantee that these rate increases will be granted in a timely or sufficient manner to cover the investments and expenses for which we initially sought the rate increase.

Our operating costs could be significantly increased in order to comply with new or stricter regulatory standards imposed by federal and state environmental agencies.

         Our water and wastewater services are governed by various federal and state environmental protection and health and safety laws and regulations, including the federal Safe Drinking Water Act, the Clean Water Act and similar state laws, and state and federal regulations issued under these laws by the United States Environmental Protection Agency and state environmental regulatory agencies. These laws and regulations establish, among other things, criteria and standards for drinking water and for discharges into the waters of the United States and states. Pursuant to these laws, we are required to obtain various environmental permits from environmental regulatory agencies for our operations. We cannot assure you that we have been or will be at all times in total compliance with these laws, regulations and permits. If we violate or fail to comply with these laws, regulations or permits, we could be fined or otherwise sanctioned by regulators. Environmental laws and regulations are complex and change frequently. These laws, and the enforcement thereof, have tended to become more stringent over time. While we have budgeted for future capital and operating expenditures to maintain compliance with them and our permits, it is possible that new or stricter standards could be imposed that will raise our operating costs. Although these costs may be recovered in the form of higher rates, there can be no assurance that the various state public utility commissions that govern our business would approve rate increases to enable us to recover such costs. In summary, we cannot assure you that our costs of complying with, or discharging liability under, current and future environmental and health and safety laws will not adversely affect our business, results of operations or financial condition.

Our business is subject to seasonal fluctuations, which could affect demand for our water service and our revenues.

         Demand for our water during the warmer months is generally greater than during cooler months due primarily to additional requirements for water in connection with irrigation systems, swimming pools, cooling systems and other outside water use. Throughout the year, and particularly during typically warmer months, demand will vary with temperature and rainfall levels. In the event that temperatures during the typically warmer months are cooler than normal, or if there is more rainfall than normal, the demand for our water may decrease and adversely affect our revenues.

Drought conditions may impact our ability to serve our current and future customers, and may impact our customers' use of our water, which may adversely affect our financial condition and results of operations.

         We depend on an adequate water supply to meet the present and future demands of our customers. Drought conditions could interfere with our sources of water supply and could adversely affect our ability to supply water in sufficient quantities to our existing and future customers. An interruption in our water supply could have a material adverse effect on our financial condition and results of operations. Moreover, governmental restrictions on water usage during drought conditions may result in a decreased demand for our water, even if our water reserves are sufficient to serve our customers during these drought conditions, which may adversely affect our revenues and earnings.

An important element of our growth strategy is the acquisition of water and wastewater systems. Any pending or future acquisitions we decide to undertake may involve risks.

         An important element of our growth strategy is the acquisition and integration of water and wastewater systems in order to broaden our current, and move into new, service areas. We will not be able to acquire other businesses if we cannot identify suitable acquisition opportunities or reach mutually agreeable terms with acquisition candidates. It is our intent, when practical, to integrate any businesses we acquire with our existing operations. The negotiation of potential acquisitions as well as the integration of acquired businesses could require us to incur significant costs and cause diversion of our management's time and resources. Future acquisitions by us could result in:

         o  dilutive issuances of our equity securities;

         o  incurrence of debt and contingent liabilities;

         o  fluctuations in quarterly results; and

         o  other acquisition-related expenses.

         Some or all of these items could have a material adverse effect on our business and our ability to finance our business. The businesses and other assets we acquire in the future may not achieve sales and profitability that justify our investment and any difficulties we encounter in the integration process could interfere with our operations and reduce our operating margins. In addition, as consolidation becomes more prevalent in the water and wastewater industries, the prices for suitable acquisition candidates may increase to unacceptable levels and limit our ability to grow through acquisitions.

Contamination to our water supply may result in disruption in our services and litigation which could adversely affect our business, operating results and financial condition.

         Our water supplies are subject to contamination, including contamination from the development of naturally-occurring compounds, chemicals in groundwater systems, pollution resulting from man-made sources and possible terrorist attacks. In the event that our water supply is contaminated, we may have to interrupt the use of that water supply until we are able to substitute the flow of water from an uncontaminated water source. In addition, we may incur significant costs in order to treat the contaminated source through expansion of our current treatment facilities, or development of new treatment methods. If we are unable to substitute water supply from an uncontaminated water source, or to adequately treat the contaminated water source in a cost-effective manner, there may be an adverse effect on our revenues, operating results and financial condition. The costs we incur to decontaminate a water source or an underground water system could be significant and could adversely affect our business, operating results and financial condition and may be recoverable in rates. We could also be held liable for consequences arising out of human exposure to hazardous substances in our water supplies or other environmental damage. For example, private plaintiffs have the right to bring personal injury or other toxic tort claims arising from the presence of hazardous substances in our drinking water supplies. Our insurance policies may not be sufficient to cover the costs of these claims.

         In addition to the potential pollution of our water supply as described above, in the wake of the September 11, 2001 terrorist attacks and the ensuing threats to the nation's health and security, we have taken steps to increase security measures at our facilities and heighten employee awareness of threats to our water supply. We have also tightened our security measures regarding the delivery and handling of certain chemicals used in our business. We have and will continue to bear increased costs for security precautions to protect our facilities, operations and supplies. These costs may be significant. We are currently not aware of any specific threats to our facilities, operations or supplies; however, it is possible that we would not be in a position to control the outcome of terrorist events should they occur.

We depend significantly on the services of the members of our senior management team, and the departure of any of those persons could cause our operating results to suffer.

         Our success depends significantly on the continued individual and collective contributions of our senior management team. The loss of the services of any member of our senior management or the inability to hire and retain experienced management personnel could harm our operating results.

                                 USE OF PROCEEDS

         Unless we otherwise specify in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we may offer by this prospectus to fund future acquisitions of municipally owned and investor-owned water and wastewater systems, including the pending acquisition of the regulated water and wastewater operations and related contract operations of AquaSource, Inc., to integrate any businesses that we acquire into our existing business, to purchase and maintain plant equipment, to repay indebtedness due on October 24, 2003 which as of March 27, 2003 was outstanding in principal amount of $22 million and on which interest was accruing at 2.33% per annum, which we incurred in connection with the purchase of 1.3 million shares of our common stock from Vivendi Environnement, S.A. and its affiliates in October, 2002, as well as for working capital and other general corporate purposes. Our management will have broad discretion in the allocation of net proceeds from the sale of any securities sold by us.

                                 CERTAIN RATIOS

         Our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated below were as follows:


                                                      Year Ended December 31,
                                   ---------------------------------------------------------------
                                      2002         2001         2000         1999          1998
                                   ---------     --------     --------    ---------    -----------
Ratio of earnings to
 fixed charges                        3.56         3.37         3.03         2.74           3.22
Ratio of earnings to
 combined fixed charges
 and preferred stock dividends        3.56         3.37         3.03         2.73           3.20


         The ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings by fixed charges and by combined fixed charges and preferred stock dividends, respectively. For the purpose of these computations, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income from continuing operations. Fixed charges consist of interest cost, whether expensed or capitalized, amortization of deferred financing costs and the estimated interest portion of rental expense charged to income.

                          DESCRIPTION OF CAPITAL STOCK

         The following description of our capital stock sets forth material terms and provisions of our common stock and preferred stock. You should read our current amended and restated articles of incorporation for more detailed terms of our capital stock.

         As of March 21, 2003, our authorized capital stock was 101,770,819 shares, consisting of:

         o 100,000,000 shares of common stock, par value $0.50 per share, of which 68,060,196 shares were outstanding; and

         o 1,770,819 shares of preferred stock, par value $1.00 per share, of which 1,720 shares of our Series B Preferred Stock were issued and outstanding and 100,000 shares of our Series A Junior Participating Preferred Stock were reserved for future issuance in connection with our shareholder rights plan.

Common Stock

         Voting Rights

         Holders of our common stock are entitled to one vote for each share held by them at all meetings of the shareholders and are not entitled to cumulate their votes for the election of directors.

         Dividend Rights and Limitations

         Holders of our common stock may receive dividends when declared by our board of directors. Because we are a holding company, the funds we use to pay any dividends on our common stock are derived predominantly from the dividends that we receive from our subsidiaries, Pennsylvania Suburban Water and Consumers Water, and the dividends they receive from their subsidiaries. Therefore, our ability to pay dividends to holders of our common stock depends upon our subsidiaries' earnings, financial condition and ability to pay dividends. Most of our subsidiaries are subject to regulation by state utility commissions and the amounts of their earnings and dividends are affected by the manner in which they are regulated. In addition, they are subject to restrictions on the payment of dividends contained in their various debt agreements. Under our most restrictive debt agreements, the amount available for payment of dividends to us as of December 31, 2002 was approximately $225 million of Pennsylvania Suburban Water's retained earnings and $45 million of Consumers Water's retained earnings. Payment of dividends on our common stock is also subject to the preferential rights of the holders of preferred stock to receive full cumulative dividends, both past and current.

         Liquidation Rights

         In the event that we liquidate, dissolve or wind-up, the holders of our common stock are entitled to share ratably in all of the assets that remain after we pay our liabilities. This right is subject, however, to the prior distribution rights of any outstanding preferred stock.

Preferred Stock

         Under our certificate of incorporation, we are authorized to issue up to 1,770,819 shares of preferred stock of which 32,200 shares have been designated Series B Preferred Stock, $1.00 par value, and 100,000 shares have been designated and reserved for issuance as Series A Junior Participating Preferred Stock, $1.00 par value per share, in connection with our shareholder rights plan. As of December 31, 2002, 1,720 shares of the Series B Preferred Stock were outstanding.

         Our board of directors has the authority, from time to time and without further action by our shareholders, to divide our unissued capital stock into one or more classes and one or more series within any class and to make determinations of the designation and number of shares of any class or series and determinations of the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series. The rights, preferences, limitations and special rights of different classes of capital stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The rights, preferences, privileges and restrictions of each series may be fixed by the designations of that series set forth in either a restated version of the certificate of incorporation or a certificate of designations relating to that series.

         The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us without further action by our shareholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of our common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of our common stock.

         Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

         o  the number of shares in the series of preferred stock;

         o the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

         o the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

         o  the voting rights of that series of preferred stock, if any;

         o any conversion provisions applicable to that series of preferred stock;

         o any redemption or sinking fund provisions applicable to that series of preferred stock;

         o the liquidation preference per share of that series of preferred stock; and

         o the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Shareholder Rights Plan

         Pursuant to our shareholders rights plan, current or future holders of our common stock have the right to purchase a fraction of a share of our Series A Junior Participating Preferred Stock for each of outstanding share of common stock held by them. Upon the occurrence of certain events, each right would entitle the holder to purchase from us one one-thousandth of a share of Series A Junior Participating Preferred Stock at an exercise price of $90 per one-thousandth of a share, subject to adjustment. The rights are exercisable in certain circumstances, such as when a person or group acquires 20% or more of our common stock or if the holder of 20% or more of our common stock engages in certain transactions with us. In the latter case, the right to purchase Series A Junior Participating Preferred Stock would be exercisable by each holder, but not the acquiring person, to purchase shares of our common stock at a substantial discount from the market price. Additionally, pursuant to our shareholders rights plan, if, after the date that a person has become the holder of 20% or more of our common stock, any person or group merges with us or engages in certain other transactions with us, each holder of a right, other than the acquirer, will have the right to purchase common stock of the surviving corporation at a substantial discount from the market price. These rights are subject to redemption by us in certain circumstances. These rights have no voting or dividend rights and, until exercisable, cannot trade separately from our common stock and have no dilutive effect on our earnings. This plan expires on March 1, 2008.

Anti-Takeover Provisions

         Pennsylvania State Law Provisions

         We are subject to various anti-takeover provisions of the Pennsylvania Business Corporation Law of 1988, as amended. Generally, these provisions are triggered if any person or group acquires, or discloses an intent to acquire, 20% or more of a corporation's voting power, unless the acquisition is under a registered firm commitment underwriting or, in certain cases, approved by the board of directors. These provisions:

         o provide the other shareholders of the corporation with certain rights against the acquiring group or person;

         o prohibit the corporation from engaging in a broad range of business combinations with the acquiring group or person; and

         o restrict the voting and other rights of the acquiring group or person.

         In addition, as permitted by Pennsylvania law, an amendment to our articles of incorporation or other corporate action that is approved by shareholders may provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class. For example, an amendment to our articles of incorporation or other corporate action may provide that shares of common stock held by designated shareholders of record must be cashed out at a price determined by the corporation, subject to applicable dissenters' rights.

         Articles of Incorporation and Bylaw Provisions

         Certain provisions of our articles of incorporation and bylaws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire our business. These provisions might discourage some potentially interested purchaser from attempting a unilateral takeover bid for us on terms which some shareholders might favor. Our articles of incorporation require that certain fundamental transactions must be approved by the holders of 75% of the outstanding shares of our capital stock entitled to vote on the matter unless at least 50% of the members of the board of directors has approved the transaction, in which case the required shareholder approval will be the minimum approval required by applicable law. The fundamental transactions that are subject to this provision are those transactions that require approval by shareholders under applicable law or the articles of incorporation. These transactions include certain amendments of our articles of incorporation or bylaws, certain sales or other dispositions of our assets, certain issuances of our capital stock, or certain transactions involving our merger, consolidation, division, reorganization, dissolution, liquidation or winding up. Our articles of incorporation and bylaws provide that:

         o a special meeting of shareholders may only be called by the chairman, the president, the board of directors or shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the particular meeting;

         o nominations for election of directors may be made by any shareholder entitled to vote for election of directors if the name of the nominee and certain information relating to the nominee is filed with our corporate secretary not less than 14 days nor more than 50 days before any meeting of shareholders to elect directors; and

         o certain advance notice procedures must be met for shareholder proposals to be made at annual meetings of shareholders. These advance notice procedures generally require a notice to be delivered not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting of shareholders.

Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.

                        DESCRIPTION OF DEPOSITORY SHARES

         We may, at our option, offer fractional shares of our preferred stock, rather than whole shares of our preferred stock. In the event we do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to offering of the depositary shares) of a share of the related series of preferred stock.

         The shares of our preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock, represented by the depositary share to all of the rights and preferences of the preferred stock represented by the depositary shares (including dividend, voting, redemption, conversion and liquidation rights).

         The above description of depositary shares is only a summary, is not complete and is subject to, and is qualified in its entirety by the description in the applicable prospectus supplement and the provisions of the deposit agreement, which will contain the form of depository receipt. A copy of the deposit agreement will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

                         DESCRIPTION OF DEBT SECURITIES

         Please note that in this section entitled Description of Debt Securities, references to "we," "us," "ours" or "our" refer only to Philadelphia Suburban Corporation and not to its consolidated subsidiaries. Also, in this section, references to holders mean those who own debt securities registered in their own names, on the books that we maintain or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "--Book-Entry Procedures and Settlement."

General

         The debt securities offered by this prospectus will be our unsecured obligations, except as otherwise set forth in an accompanying prospectus supplement, and will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, and we will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture individually as an indenture and collectively as the indentures. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in "Where You Can Find More Information," or by contacting the applicable indenture trustee.

         A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

         The following briefly summarizes certain material provisions that may be included in the indentures. Other terms, including pricing and related terms, will be disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

         The trustee under each indenture will be determined at the time of issuance of debt securities, and the name of the trustee will be provided in an accompanying prospectus supplement.

         The indentures provide that our senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series without the consent of the holders of debt securities of the series being reopened or any other series. Any additional debt securities of the series being reopened will have the same ranking, interest rate, maturity and other terms as the previously issued debt securities of that series. These additional debt securities, together with the previously issued debt securities of that series, will constitute a single series of debt securities under the terms of the applicable indenture.

Types of Debt Securities

         We may issue fixed or floating rate debt securities.

         Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. United States federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.

         Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

         All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

         In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Information in the Prospectus Supplement

         The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

         o  the title;

         o  whether the debt is senior or subordinated;

         o whether the debt securities are secured or unsecured and, if secured, the collateral securing the debt;

         o  the total principal amount offered;

         o the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

         o  the maturity date or dates;

         o whether the debt securities are fixed rate debt securities or floating rate debt securities;

         o if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

         o if the debt security is an original issue discount debt security, the yield to maturity;

         o if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the day count used to calculate interest payments for any period;

         o the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

         o if other than in U.S. dollars, the currency or currency unit in which payment will be made;

         o the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

         o the terms and conditions on which the debt securities may be redeemed at our option;

         o any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

         o the names and duties of the trustee and any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

         o any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

         o a discussion of United States federal income tax, accounting and special considerations, procedures and limitations with respect to the debt securities;

         o whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts; and

         o any other specific terms of the debt securities that are consistent with the provisions of the indenture.

         The terms on which a series of debt securities may be convertible into or exchangeable for other of our securities or any other entity will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted.

         We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under "--Book-Entry Procedures and Settlement." Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. dollars and only in denominations of $1,000 and integral multiples thereof.

         The prospectus supplement relating to offered debt securities denominated in a foreign or composite currency will specify the denomination of the offered debt securities.

         The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the trustee named in the applicable prospectus supplement. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 3.05).

Payment and Paying Agents

         Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the trustee named in the applicable prospectus supplement. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the trustee named in the applicable prospectus supplement, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the applicable prospectus supplement.

Calculation Agents

         Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the applicable prospectus supplement.

Senior Debt

         We may issue senior debt securities under the senior debt indenture. Senior debt will rank on a basis equal in priority with all our other debt except our subordinated debt.

Subordinated Debt

         We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

         If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

         If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

         Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

         Except as may be otherwise set forth in an accompanying prospectus supplement, senior debt means:

         o the principal, premium, if any, and interest in respect of indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued, including, as to us, the senior debt securities;

         o  all capitalized lease obligations;

         o all obligations representing the deferred purchase price of property; and

         o all deferrals, renewals, extensions and refundings of obligations of the type referred to above.

            However, senior debt does not include:

         o  the subordinated debt securities;

         o any indebtedness that by its terms is subordinated to, or ranks in priority on an equal basis with, subordinated debt securities; and

         o items of indebtedness (other than capitalized lease obligations) that would not appear as liabilities on a balance sheet prepared in accordance with accounting principles generally accepted in the United States of America.

Covenants

         The accompanying prospectus supplement will contain any covenants applicable to the debt securities.

Modification of the Indentures

         The indentures will provide that we and the relevant trustee may enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities (Section 9.01).

         We and the trustee may, with the consent of the holders of at least a majority in aggregate outstanding principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series.

         No such modification may, without the consent of each holder of an affected security:

         o  extend the fixed maturity of any such security;

         o reduce the rate or change the time of payment of interest on such security;

         o reduce the principal amount of such securities or the premium, if any, on such security;

         o change any obligation of ours to pay additional amounts with respect to such security;

         o reduce the amount of the principal payable on acceleration of such security if issued originally at a discount;

         o adversely affect the right of repayment or repurchase of such security at the option of the holder;

         o reduce or postpone any sinking fund or similar provision with respect to such security;

         o change the currency or currency unit in which such security is payable or the right of selection thereof;

         o impair the right to sue for the enforcement of any payment with respect to such security on or after the maturity of such security;

         o reduce the percentage of the aggregate outstanding principal amount of debt securities of the series referred to above whose holders need to consent to the modification or a waiver without the consent of such holders; or

         o change any obligation of ours with respect to such security to maintain an office or agency (Section 9.02).

Defaults

         Except as may be otherwise set forth in an accompanying prospectus supplement, each indenture will provide that events of default regarding any series of debt securities will be:

         o our failure to pay for 30 days required interest on any debt security of such series;

         o our failure to pay principal or premium, if any, on any debt security of such series when due;

         o our failure to make any required scheduled installment payment for 30 days on debt securities of such series;

         o our failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

         o certain events of bankruptcy or insolvency, whether voluntary or not (Section 5.01).

         Except as may be otherwise set forth in an accompanying prospectus supplement, if an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 5.02). We may be required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

         No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

         Holders of a majority in aggregate principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 5.12 and 5.13). The holders of debt securities generally will not be able to require the trustee to take any action, unless one or more of such holders provides to the trustee reasonable security or indemnity (Section 6.02).

         If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 5.06).

         Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Sections 5.07 and 5.08).

Defeasance

         Except as may otherwise be set forth in an accompanying prospectus supplement, after we have deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for United States federal income tax purposes, then:

         o we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of such series, which is known as defeasance and discharge (Section 14.02); or

         o we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as covenant defeasance (Section 14.03).

         When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, we will no longer be liable for payments required by the terms of the debt securities of such series and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Governing Law

         Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by Pennsylvania law.

Concerning the Trustee under the Indentures

         We may have banking and other business relationships with the trustee named in the prospectus supplement, or any subsequent trustee, in the ordinary course of business.


Form, Exchange and Transfer

         We will issue debt securities only in registered form; no debt securities will be issued in bearer form. We will issue each debt security in book-entry form only, unless otherwise specified in the applicable prospectus supplement. We will issue any common stock issuable upon conversion of any debt security being offered in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a debt security in global form, since it will be the sole holder of the debt security. These book-entry securities are described below under "Book-Entry Procedures and Settlement."

         If any debt securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

         o The debt securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange debt securities for debt securities of the same series in smaller denominations or combined into fewer debt securities of the same series of larger denominations, as long as the total amount is not changed.

         o You may exchange, transfer, present for payment or exercise debt securities at the office of the relevant trustee or agent indicated in the prospectus supplement. You may also replace lost, stolen, destroyed or mutilated debt securities at that office. We may appoint another entity to perform these functions or may perform them.

         o You will not be required to pay a service charge to transfer or exchange the debt securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any debt securities.

         o If we have the right to redeem, accelerate or settle any debt securities before their maturity or expiration, and we exercise that right as to less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any debt security being partially settled.

         o If fewer than all of the debt securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

Book-Entry Procedures and Settlement

         Most offered debt securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these debt securities.

         Purchasers of debt securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary -- banks, brokerage houses and other institutions that maintain securities accounts for customers -- that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that debt security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner's own securities intermediary at the bottom.

         The debt securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the debt securities will generally not be entitled to have the debt securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of debt securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

         A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

         o DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

         o We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

         Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

         In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

         We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

               DESCRIPTION OF COMMON STOCK PURCHASE CONTRACTS AND
                           COMMON STOCK PURCHASE UNITS

         We may issue stock purchase contracts, representing contracts entitling or obligating holders to purchase from us, and us to sell to the holders, a specified number of shares or amount of common stock at a future date or dates. The price per share of common stock may be fixed at the time each contract is issued or may be determined by reference to a specific formula set forth in the contract. Each common stock purchase contract may be issued separately or as a part of a unit, which is referred to in this prospectus as a "common stock purchase unit," each consisting of a common stock purchase contract and, as security for the holder's obligation to purchase the common stock under the contract, the following:

         o our senior debt securities or subordinated debt securities described under "Description of Debt Securities;"

         o debt obligations of third parties, including U.S. Treasury securities;

         o any other asset as security described in the applicable prospectus supplement; or

         o  any combination of the foregoing.

         Each common stock purchase contract may require us to make periodic payments to the holder of the common stock purchase unit or vice versa, and such payments may be unsecured or prefunded on some basis discussed in the applicable prospectus supplement. Each common stock purchase contract may require holders to secure their obligations thereunder in a specified manner and, in certain circumstances, we may deliver a newly issued prepaid common stock purchase contract, which is referred to as a "prepaid security," upon release to a holder of any collateral securing such holder's obligations under the original contract.

         The applicable prospectus supplement will describe the terms of any common stock purchase contract or common stock purchase unit and, if applicable, prepaid security. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, units, the collateral arrangements and depositary arrangements, if applicable, relating to such contracts or units and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued. The applicable prospectus supplement will also describe the material United States federal income tax considerations applicable to the common stock purchase contracts and common stock purchase units.

                              PLAN OF DISTRIBUTION


         We may sell the securities that we may offer by this prospectus:

         o  directly to one or more purchasers;

         o  through agents;

         o  to and through one or more underwriters;

         o  to and through one or more dealers; or

         o  through a combination of any such method of sale.

         The distribution of securities pursuant to any applicable prospectus supplement may be effected from time to time in one or more transactions either:

         o  at a fixed price or prices which may be changed;

         o  at market prices prevailing at the time of sale;

         o  at prices related to such prevailing market prices; or

         o  at negotiated prices.

         We will describe in the prospectus supplement, the particular terms of the offering of the securities, including the following: the names of any underwriters, the purchase price and the proceeds we will receive from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the securities of the series may be listed, and any other information we think is important.

         Securities may be sold directly by us or through agents designated by us from time to time. Any agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act of 1933, as amended, or the Securities Act, involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

         One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

         If an underwriter is, or underwriters are, utilized in the sale of securities, we will execute an underwriting agreement with such underwriters at the time of such sale to them. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, either at a fixed public offering price, or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

         If a dealer is utilized in the sale of securities, we will sell the securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. Any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Underwriters, dealers and agents may be entitled, under agreements that may be entered into with us, to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act, or to contribution for payments which the agents or underwriters may be required to make relating to those liabilities. Any agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

         If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities from us pursuant to contracts providing for payment and delivery on a future date or dates set forth in the applicable prospectus supplement. Institutions with which such contracts may be made may include, but are not limited to, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and if any of the securities being offered are also sold to underwriters, we shall have sold to such underwriters the securities not for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility with respect to the validity or performance of such contracts. The prospectus supplement relating to such contracts will set forth the price to be paid for the securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of offered shares pursuant to such contracts.

         To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the shares. This may include over-allotments or short sales of the shares, which involves the sale by persons participating in the offering of more shares than we have sold to them. In such circumstances, such persons would cover the over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of our securities by bidding for or purchasing any of our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if shares that they sold are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

         Any series of securities may be a new issue of securities with no established trading market. Any underwriter may make a market in the securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain our SEC filings from the SEC's website at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities covered by this prospectus:

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including portions of our 2002 Annual Report to Shareholders and our definitive Proxy Statement for the 2003 Annual Meeting of Shareholders incorporated therein by reference;

         o  Our Current Report on Form 8-K filed on January 14, 2003; and

         o The description of our common stock set forth in our Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

    You may request a copy of these filings, at no cost, by writing or telephoning us at:

                        Philadelphia Suburban Corporation
                             762 W. Lancaster Avenue
                            Bryn Mawr, PA 19010-3489
                             Telephone: 610-527-8000
                  Attention: Roy H. Stahl, Corporate Secretary

         You should rely only on the information contained in or incorporated by reference in this prospectus and any supplements to this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

                                  LEGAL MATTERS

         The validity of the securities that may be offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth an estimate of the costs and expenses payable by Philadelphia Suburban Corporation in connection with the offerings described in this registration statement. In addition to the costs and expenses estimated below, we may pay any selling commissions and brokerage fees and any applicable fees and disbursements with respect to securities registered by this prospectus that we sell, but these fees cannot be predicted with any certainty at this time. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.


     Securities and Exchange Commission registration fee..........  $  20,225
     Printing.....................................................    145,000
     Accounting services..........................................     95,000
     Legal services...............................................    235,000
     Trustee services.............................................     39,250
     Rating agency fees...........................................     50,000
     Miscellaneous................................................     60,000
                                                                    ---------
          Total...................................................  $ 644,475
                                                                    =========

Item 15.  Indemnification of Directors and Officers

         Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that, unless otherwise restricted in its bylaws, a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the BCL requires a business corporation to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

         Section 1713 of the BCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. This Section also provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or of liability or responsibility under a criminal statute. Section
4.01 of the Registrant's bylaws limits the liability of any director of the Registrant to the fullest extent permitted by Section 1713 of the BCL.

         Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of the Registrant's bylaws provides indemnification of directors, officers and other agents of the Registrant broader than the indemnification permitted by Section 1741 of the BCL and pursuant to the authority of Section 1746 of the BCL.

         Article VII of the bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of the Registrant, or any other person designated by the board of directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, unlike Section 1742 of the BCL which authorizes indemnification only of expenses incurred in defending and in settlement of a derivative action. In addition, Article VII of the bylaws also allows indemnification for punitive damages and liabilities incurred under the federal securities laws.

         Unlike the provisions of BCL Sections 1741 and 1742, Article VII does not require the Registrant to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 or 1742 of the BCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that would otherwise be required, and that right is enforceable against the Registrant as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the bylaw provisions require the Registrant to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the bylaws require the Registrant to make a contribution toward the liability. Indemnification rights under the bylaws do not depend upon the approval of any future board of directors.

         Section 7.04 of the Registrant's bylaws also authorizes the Registrant to further effect or secure its indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit, or using any other means that may be available from time to time.
Section 1747 of the BCL also enables a business corporation to purchase and maintain insurance on behalf of a person who is or was serving as a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity against any liability asserted against that representative in his capacity as such, whether or not the corporation would have the power to indemnify him against that liability under the BCL.

         The Registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Registrant for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Registrant.

Item 16.  Exhibits

         The exhibits filed as part of this registration statement are as follows:

  Exhibit
  Number                                   Description
 --------     --------------------------------------------------------------------------

1.1**         Form of Underwriting Agreement.

4.1           Restated Articles of Incorporation (as of May 17, 2001) (filed as exhibit 3.11 to Registrant's Annual
              Report on Form 10-K for the fiscal year ended December 31, 2001 (the "2001 10-K") and incorporated herein by reference).

4.2           Rights Agreement, dated as of March 1, 1998 between Philadelphia Suburban Corporation and BankBoston,
              N.A., as Rights Agent (filed as exhibit 4.25 to Registrant's Annual Report on Form 10-K for the
              fiscal year ended December 31, 1998 and incorporated herein by reference).

4.3           Indenture of Mortgage dated as of January 1, 1941 between Philadelphia Suburban Water Company and The
              Pennsylvania Company for Insurance on Lives and Granting Annuities (now First Pennsylvania Bank,
              N.A.), as Trustee, with supplements thereto through the Twentieth Supplemental Indenture dated as of
              August 1, 1983 (filed as exhibits 4.1 through 4.16 to Registrant's Annual Report on Form 10-K for the
              fiscal year ended December 31, 1983 and incorporated herein by reference).

4.4           Agreement to furnish copies of other long-term debt instruments (filed as exhibit 4.7 to Registrant's
              Annual Report on Form 10-K for the fiscal year ended December 31, 1992 and incorporated herein by reference).


4.5           Twenty-first Supplemental Indenture dated as of August 1, 1985 (filed as exhibit 4.2 to Registrant's
              Annual Report on Form 10-K for the fiscal year ended December 31, 1985 and incorporated herein by reference).

4.6           Twenty-second Supplemental Indenture dated as of April 1, 1986 (filed as exhibit 4.3 to Registrant's
              Annual Report on Form 10-K for the fiscal year ended December 31, 1986 and incorporated herein by reference).

4.7           Twenty-third Supplemental Indenture dated as of April 1, 1987 (filed as exhibit 4.4 to Registrant's
              Annual Report on Form 10-K for the fiscal year ended December 31, 1987 and incorporated herein by reference).

4.8           Twenty-fourth Supplemental Indenture dated as of June 1, 1988 (filed as exhibit 4.5 to Registrant's
              Annual Report on Form 10-K for the fiscal year ended December 31, 1988 and incorporated herein by reference).

4.9           Twenty-fifth Supplemental Indenture dated as of January 1, 1990 (filed as exhibit 4.6 to
              Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990 and incorporated herein by reference).

4.10          Twenty-sixth Supplemental Indenture dated as of November 1, 1991 (filed as exhibit 4.12 to
              Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 and incorporated herein by reference).

4.11          Twenty-seventh Supplemental Indenture dated as of June 1, 1992 (filed as exhibit 4.14 to Registrant's
              Annual Report on Form 10-K for the fiscal year ended December 31, 1992 and incorporated herein by reference).

4.12          Twenty-eighth Supplemental Indenture dated as of April 1, 1993 (filed as exhibit 4.15 to Registrant's
              Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference).

4.13          Twenty-ninth Supplemental Indenture dated as of March 30, 1995 (filed as exhibit 4.17 to Registrant's
              Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and incorporated herein by reference).

4.14          Thirtieth Supplemental Indenture dated as of August 15, 1995 (filed as exhibit 4.18 to Registrant's
              Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference).

4.15          Thirty-first Supplemental Indenture dated as of July 1, 1997 (filed as exhibit 4.22 to Registrant's
              Quarterly Report  on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference).

4.16          Thirty-second Supplement Indenture, dated as of October 1, 1999 (filed as exhibit 4.26 to
              Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference).

4.17          Thirty-third Supplemental Indenture, dated as of November 15, 1999 (filed as exhibit 4.27 to
              Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by reference).

4.18          Thirty-fourth Supplemental Indenture, dated as of October 15, 2001 (filed as exhibit 4.21 to
              Registrant's 2001 10-K  and incorporated herein by reference).

4.19          Thirty-fifth Supplemental Indenture, dated as of January 1, 2002 (filed as exhibit 4.22 to
              Registrant's 2001 10-K and incorporated herein by reference).


4.20          Thirty-sixth Supplemental Indenture, dated as of June 1, 2002 (filed as exhibit 4.23 to Registrant's
              Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and incorporated herein by reference).

4.21          Thirty-seventh Supplemental Indenture, dated as of December 15, 2002 (filed as exhibit 4.23 to
              Registrant's 2002 10-K and incorporated herein by reference).

4.22          Revolving Credit Agreement between Philadelphia Suburban Water Company and PNC Bank National
              Association, First Union National Bank, N.A., Mellon Bank, N.A. dated as of December 22, 1999 (filed as exhibit 4.27 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,
              1999 and incorporated herein by reference).

4.23          First Amendment to Revolving Credit Agreement dated as of November 28, 2000, between Philadelphia
              Suburban Water Company and PNC Bank, National Association, First Union National Bank, N.A.,
              Mellon Bank, N.A. dated as of December 22, 1999 (filed as exhibit 4.19 to Registrant's
              Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and incorporated herein by reference).

4.24          Second Amendment to Revolving Credit Agreement dated as of December 18, 2001, between
              Philadelphia Suburban Water Company (and its successor Pennsylvania Suburban Water Company) and PNC
              Bank, National Association, Citizens Bank of Pennsylvania, First Union National Bank, N.A.,
              Fleet National Bank dated as of December 22, 1999 (filed as exhibit 4.20 to Registrant's 2001 10-K and incorporated herein by reference).

4.25          Third Amendment to Revolving Credit Agreement dated as of December 16, 2002, between Philadelphia
              Suburban Water Company (and its successor Pennsylvania Suburban Water Company), PNC Bank, National
              Association, Citizens Bank of Pennsylvania and Fleet National Bank dated as of December 22, 1999
              (filed as exhibit 4.25 to Registrant's 2002 10-K and incorporated herein by reference).

4.26          Fourth Amendment to Revolving Credit Agreement dated as of December 24, 2002, between
              Philadelphia Suburban Water Company (and its successor Pennsylvania Suburban Water Company),
              PNC Bank, National Association, Citizens Bank of Pennsylvania, Fleet National Bank and
              National City Bank dated as of December 22, 1999 (filed as exhibit 4.26 to Registrant's
              2002 10-K and incorporated herein by reference).

4.27          Credit Agreement dated as of October 25, 2002, between Philadelphia Suburban Water Corporation and
              PNC Bank, National Association (incorporated herein by reference to Registrant's 2002 10-K and incorporated herein by reference).

4.28*         Form of senior indenture between Philadelphia Suburban Corporation and Trustee, with respect to the senior debt securities of Philadelphia Suburban Corporation.

4.29*         Form of subordinated indenture between Philadelphia Suburban Corporation and Trustee, with respect to the subordinated debt securities of Philadelphia Suburban Corporation.

4.30**        Statement with respect to shares of Preferred Stock filed with the Commonwealth of Pennsylvania.

5.1**         Opinion of Morgan, Lewis & Bockius LLP.

12.1*         Statement Regarding Computation of Ratios.

23.1          Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

23.2*         Consent of PricewaterhouseCoopers LLP.

24.1          Powers of Attorney (included on signature pages).

25.1***       Statement of Eligibility of Trustee on T-1.

__________

*    Filed herewith.

** To be filed by amendment or as an exhibit to a document to be incorporated by reference in the prospectus forming a part of this registration statement.

*** To be filed pursuant to the Trust Indenture Act of 1939, as amended.

Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bryn Mawr, Commonwealth of Pennsylvania, on this 3rd day of April, 2003.


                                   PHILADELPHIA SUBURBAN CORPORATION

                                   BY: /s/ Nicholas DeBenedictis
                                       -----------------------------------------
                                               Nicholas DeBenedictis
                                        Chairman and Chief Executive Officer


         Each person in so signing below also makes, constitutes and appoints Roy H. Stahl, Executive Vice President, and David P. Smeltzer, Senior Vice President, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, and including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                       Title                                                 Date
---------                                       -----                                                 -----

/s/ Nicholas DeBenedictis                       Director, Chairman and Chief Executive           April 3, 2003
----------------------------                    Officer (Principal Executive Officer)
    Nicholas DeBenedictis

/s/ David P. Smeltzer                           Senior Vice President-- Finance and              April 3, 2003
----------------------------                    Chief Financial Officer (Principal
    David P. Smeltzer                           Financial and Accounting Officer)


/s/ Mary C. Carroll                             Director                                         April 3, 2003
----------------------------
    Mary C. Carroll

/s/ G. Fred DiBona, Jr.                         Director                                         April 3, 2003
----------------------------
    G. Fred DiBona, Jr.

/s/ Richard H. Glanton                          Director                                         April 3, 2003
----------------------------
    Richard H. Glanton, Esq.

/s/ Alan R. Hirsig                              Director                                         April 3, 2003
----------------------------
    Alan R. Hirsig

/s/ John F. McCaughan                           Director                                         April 3, 2003
----------------------------
    John F. McCaughan

/s/ John E. Menario                             Director                                         April 3, 2003
----------------------------
    John E. Menario

/s/ Richard L. Smoot                            Director                                         April 3, 2003
----------------------------
    Richard L. Smoot

